UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 16, 2021

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 5th Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 16, 2021, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set forth in the annual meeting proxy statement follow:

(a)	Annual meeting of the shareholders was held June 16, 2021.

(b)	All director nominees were elected.

(c)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)          The following were elected as directors of Premier for a term of one year.

Director	Votes Received	Votes Withheld	Broker Non-votes
1. Toney K. Adkins	8,700,957	250,577	2,400,609
2. Philip Cline	8,749,779	201,755	2,400,609
3. Harry Hatfield	6,213,391	2,738,143	2,400,609
4. Lloyd G. Jackson, II	8,767,362	184,172	2,400,609
5. Douglas V. Reynolds	8,732,732	218,802	2,400,609
6. Marshall T. Reynolds	7,546,512	1,405,022	2,400,609
7. Neal Scaggs	6,149,821	2,801,713	2,400,609
8. Robert W. Walker	8,753,225	198,309	2,400,609
9. Thomas W. Wright	8,469,374	482,160	2,400,609

(ii)          Ratification of Crowe LLP as independent auditors of Premier for 2021.  Votes for 11,255,312; votes against 93,293; votes abstained 3,538.

(iii)          Approve proposal on executive compensation in an advisory vote.  Votes for 8,185,229; votes against 383,565; votes abstained 382,740; broker non-votes 2,400,609.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 17, 2021                            Brien M. Chase, Senior Vice President
  and Chief Financial Officer